UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-54502	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-907-8822
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on October 15, 2015 (the “Original Form 8-K”), the Company completed the acquisition of all the issued and outstanding shares of Strategy To Revenue, Limited (“STR”), a United Kingdom company, pursuant to a Stock Purchase Agreement.

This Current Report on Form 8-K/A is being filed only to correct the date of closing from October 15, 2015 to October 14, 2015, to correct the number of directors from “seven (7)” to “eight (8)”, and to amend Item 9.01 of the Original Form 8-K to provide the required financial statements and to present certain unaudited pro forma financial information in connection with the acquisition.  This amendment speaks as of the original filing date of the Form 8-K and does not reflect events that may have occurred subsequent to the original filing date.

Section 1—Registrant’s Business Operations

Item 1.01.  Entry into a Material Definitive Agreement

On October 14, 2015, AlphaPoint Technology Inc. (“AlphaPoint” or the “Company”) closed the share exchange transaction (the “Share Exchange Agreement”) for the acquisition of all the issued and outstanding shares of Strategy To Revenue, Limited (“STR”) a United Kingdom company.  In exchange, the STR shareholders acquired 58,163,265 shares of the Company stock and two positions on AlphaPoint’s Board of Directors. After the consummation of the Share Exchange Agreement, STR, operating out of the United Kingdom, is now a wholly owned subsidiary of the Company.  This transaction was the subject of the Letter of Intent disclosed in our Form 8-K filed on August 13, 2015.

With the acquisition of STR, the Company intends to expand STR’s customer base in the U.S. and EU.

Section 2—Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets

As stated in Item 1.01 above, the Company acquired all of the issued and outstanding shares of STR pursuant to a Share Exchange Agreement with all the STR Shareholders on October 14, 2015.  STR was founded in January 2009 to provide Revenue Acceleration solutions to large organizations through the performance improvement and effective mobilization of their sales teams. Today, STR’s customers are some of most well-known companies in the world, including Thomson Reuters, Vodafone, HP, SAP, Zebra Technologies, Comcast and DHL.

Half of STR’s programs are translated into 14 or more languages and over the past six years STR estimates that in excess of 100,000 sales people across the world have been involved in STR programs.

In the past four years STR has won a number of international excellence awards: 5 gold and 4 silver, from Brandon Hall (www.brandonhall.com) and 1 gold and 3 silver Stevie awards for innovation in sales development (http://www.stevieawards.com/pubs/sales/awards/426_2281_25576.cfm). STR was also shortlisted as a finalist by BESMA (British Excellence in Sales & Marketing Awards) and The Learning Awards. STR has also been placed on the Training Industry.com 2015 watch list as a ‘mover and shaker’ in the training industry. (http://www.trainingindustry.com/sales-training/top-company-listings/2015/2015-sales- training-companies-watch-list.aspx).

In 2014, to enhance the company’s product offerings, STR purchased Accredit Limited, a UK based business that provides software based sales effectiveness tools to assess and map participant progress through the STR development programs, and Channel Compass, a US based consulting and professional services firm, to further expand a U.S. presence.

Based upon a pre-closing valuation of STR of $6,700,000 on August 13, 2015, the date of the Letter of Intent, STR shareholders agreed to exchange their 1,176,471 shares of STR for 58,163,265 shares of AlphaPoint.  There were no material relationships between the STR shareholders and the Company, or the Company’s officers, directors, or affiliates.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A post-closing covenant of the Share Exchange Agreement (“SEA”) requires the Company to pay a Promissory Note in the amount of $900,000. The Note shall mature and Fifty percent (50%), or $450,000, of the outstanding principal balance shall be due and payable on or before December 31, 2016.  The remaining Fifty percent (50%), or $450,000, is due and payable on, or, before December 31, 2017. Subject to Holder’s consent and prior to the Maturity Date, the Company may request to extend the Maturity Date for an additional year, provided that the Company has not completed a Qualified Financing.

Section 3—Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On October 14, 2015, 58,163,265 shares of the Company’s common stock were exchanged for all the issued and outstanding shares of STR, making STR a wholly-owned subsidiary of the Company.  The value of the Company’s shares was based on the $6.7M pre-closing valuation of STR.  There were no underwriters involved in the issuance.

Section 5—Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

Pursuant to the SEA, defined in Item 2.03 above, as of October 14, 2015, the STR leadership team will remain in their current positions at STR.  In addition, STR will hire Dominic P. Jones as President and Chief Executive Officer (“CEO”), and Mr. Jones will join the AlphaPoint Board Directors. Rodney Jones, Chairman, of STR will retain his role of STR Chairman and will also join the AlphaPoint Board of Directors.

Upon the exchange of their STR stock for Company stock, their AlphaPoint stock positions in the Company are as follows:  Rodney Jones, (8.9%), Matthew Downes (8.9%), Martin Dean (8.9%), and Peter Weston (6.2%), subject to an 18 month lock-up period.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensation Arrangements of Certain Officers.

On October 14, 2015, the Board of Directors appointed Rodney Jones and Dominic Jones as new Directors of AlphaPoint, bringing the total number of directors comprising the Board to eight (8).  Other than the Share Exchange Agreement, which provided for their appointments as Directors, there are no arrangements or understandings between the director and any other person pursuant to which Messrs. Jones and Jones were selected to serve as directors.

Furthermore, there is a family relationship between Messrs. Rodney Jones and Dominic Jones (Father and Son).

Also on October 14, 2015 and pursuant to the Share Exchange Agreement, Mr. Gary Macleod will remain as Chief Executive Officer and Chairman of AlphaPoint.

Dominic P. Jones per his Employment Agreement will begin his tenure immediately with STR, Inc. and continue in his role as CEO for a term of three (2) years (the “Initial Term”).  The Initial Term shall be automatically extended for successive one (1) year periods (each a “Renewal Period”), unless the Company or the Executive elects not to extend. Pursuant to his employment agreement, Mr. Jones is to receive an annual base salary of $250,000, paid by STR, and an “annual bonus” at the discretion of the Board of Directors of AlphaPoint to be reviewed on annual basis.

Background of Mr. Dominic Jones.

Mr. Dominic Jones, age 42, CEO of STR is a senior executive with a proven track record of using technology to solve complex business and operational challenges that deliver material value for customers and generate value based revenues in multiple sectors across the globe.

Mr. Jones joins STR from an Operational Business Intelligence firm headquartered in Tampa, Florida. As Chief Commercial Officer, Dominic was responsible for all aspects of the firms U.S. business including definition and execution of the go-to-market strategy within North and South America.  Before moving to the U.S., he was part of the executive team at Vodafone where he was the Managing Director of Enterprise Products and Marketing. Dominic led the integration of the Cable & Wireless Worldwide (C&WW) products gained from the acquisition of C&WW in July 2012.  Prior to the acquisition, Dominic served on the Operating Board of C&WW, the UK telecoms service provider. Reporting to the CEO, he was responsible for the Applications Services business, a $1.2BN annual revenue business, including all contact center, unified communications, and business applications services.  Dominic has also served as a Client Partner at GlassHouse Technologies, the Boston based consulting firm where he specialized in the development of Cloud and Unified Communications and service delivery, for their Fortune 500 customer base. Other appointments include Lead Analyst at Thompson Reuters and Client Director for ThruPoint Inc.

Background of Mr. Rodney Jones

Mr. Rodney Jones, age 70, Chairman of STR has over 40 years’ experience. Rod Jones is recognized as an Industry leader and authority on transforming sales organizations, into market leaders. Mr. Jones has worked with organizations such as Cisco, Microsoft, HP, BT, Deutsche Telekom, Telstra and Thompson Reuters.  Prior to founding STR in 2008, Rod headed up On Target’s EMEA division, which was acquired by Siebel in 1999. Rod then led Siebel’s operations for EMEA, Japan, and APAC before leaving in 2003, to set up the International operations for Executive Conversation, Inc.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

a. Financial Statements of Business Acquired (Strategy to Revenue, Limited)

STRATEGY TO REVENUE LIMITED

INDEX TO FINANCIAL STATEMENTS

Page

Audited Financial Statements for the Years Ended December 31, 2014 and 2013

Reports of Independent Audit	5-6

Balance Sheets as of December 31, 2014 and 2013	7

Statements of Operations for the Years Ended December 31, 2014 and 2013	8

Statement of Changes in Stockholders’ Equity for the Years Ended December 31, 2014 and 2013	9

Statements of Cash Flows for the Years Ended December 31, 2014 and 2013	10

Notes to Financial Statements	11-16

Unaudited Consolidated Financial Statements for the 9 month Period Ended September 30, 2015	17

Independent Auditor’s Review Report	18-19

Consolidated Balance Sheets as of September 30, 2015	20-21

Consolidated Statements of Income for the 9 month Period Ended September 30, 2015	22

Statements of Member’s Equity for the 9 month Period Ended September 30, 2015	23

Consolidated Statements of Cash Flows for the 9 month Period Ended September 30, 2015	24

Notes to the Consolidated Financial Statements	24-31

Independent Auditor’s Report

Board of Directors

Strategy To Revenue Limited

We have audited the accompanying balance sheet of Strategy To Revenue Limited as of December 31, 2014, and the related statement of operations, stockholders’ equity, and cash flows for the year ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body for our audit work, for this report, or for the opinions we have formed.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategy To Revenue Limited as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Mazars LLP

October 15, 2015

Independent Auditor’s Report

Board of Directors

Strategy To Revenue Limited

We have audited the accompanying balance sheet of Strategy To Revenue Limited as of December 31, 2013, and the related statement of operations, stockholders’ equity, and cash flows for the year ended December 31, 2013.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body for our audit work, for this report, or for the opinions we have formed.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategy To Revenue Limited as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Mazars LLP

October 15, 2015

Strategy To Revenue Limited

Balance Sheets

	December 31,
	2014	2013

Assets

Current assets
Cash and cash equivalents	$209,310	$483,809
Accounts receivable (net of allowances of $0 and $0)	1,737,699	941,311
Income taxes receivable	—	30,353
Prepaid expenses and other current assets	106,270	110,568
Deferred tax asset	11,707	—
Total current assets	$2,064,986	$1,566,041

Due from related parties	155,320	—
Intangible assets, net of accumulated amortization of $5,380 and $0	80,708	—
Plant and equipment, net	63,679	46,919

Total Assets	$2,364,693	$1,612,960

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$1,490,407	$612,963
Accrued expenses	161,141	405,220
Other liabilities	179,352	134,434
Bank overdraft	1	294
Other loan	28,747	—
Due to related parties	29,133	30,927
Total current liabilities	$1,888,781	$1,183,838

Long-Term Liabilities
Other loans	108,465	—
Provision for deferred tax	9,652	9,733
Total long term liabilities	$118,117	$9,733

Total Liabilities	$2,006,898	$1,193,571

Stockholders’ Equity
A Ordinary, 952,000 shares authorized, £0.10 par value, 731,648 shares issued and outstanding respectively	115,679	149,005
B Ordinary, 48,000 shares authorized, £0.10 par value, 221,284 shares issued and outstanding respectively	40,566	7,512
C Ordinary, 176,471 shares authorized, £0.10 par value, 0 shares issued and outstanding	—	9,207
Retained earnings	207,918	235,125
Accumulated other comprehensive (loss) / income	(6,368)	18,540
Total Stockholders’ Equity	$357,795	$419,389

Total Liabilities and Stockholders’ Equity	$2,364,693	$1,612,960

The notes are an integral part of these financial statements.

Strategy To Revenue Limited

Statements of Operations

	For the Twelve Months Ended
	December 31,
	2014	2013

Revenue	$3,755,532	$5,209,104

Cost of sales	(1,662,899)	(3,068,490)

Gross Profit	$2,092,633	$2,140,614

Operating expenses:
General and administrative	1,758,280	1,467,289
Depreciation and amortization	28,851
Total operating expenses	(1,787,131)	(1,467,289)

Interest received	—	19
Interest paid	(6,117)	(1,708)

Income from operations before income taxes	299,385	671,636

Income tax expense	11,605	32,240

Net Income	310,990	703,876

Other comprehensive income	—	—
Foreign currency translation adjustment	(24,908)	11,655

Total comprehensive income	286,082	715,531

The notes are an integral part of these financial statements.

Strategy To Revenue Limited

of Stockholders’ Equity

	Ordinary Share Capital		Accumulated Other Comprehensive Income - Foreign Currency	Retained	Members
	Units	Amount	Adjustments	Earnings	Equity

Balance January 1, 2013	1,000	$1,657	$6,885	$309,097	$317,639

Net income	—	—	—	703,876	703,876
Dividend: Equity capital	—	—	—	(622,982)	(622,982)
Foreign currency translation adjustment	—	—	11,655	—	11,655

Issue of Ordinary shares	1,057,844	164,067	—	(154,866)	9,201

Balance December 31, 2013	1,058,824	165,724	18,540	235,125	419,389

Net income	—	—	—	310,990	310,990
Dividend: Equity capital	—	—	—	(314,957)	(314,957)
Foreign currency translation adjustment	—	—	(24,908)	—	(24,908)

Issue of Ordinary shares	23,580	3,787	—	—	3,787

Purchase of Ordinary shares	(94,178)	(13,266)	—	(23,240)	(36,506)

Balance December 31, 2014	988,226	$156,245	$(6,368)	$207,918	$357,795

The notes are an integral part of these financial statements.

Strategy To Revenue Limited

Statement of Cash Flows

	For the Fiscal Year Ended
	December 31,
	2014		2013

Cash Flows from Operating Activities:
Net (loss) income		$310,990		$703,876
Adjustment to reconcile Net Income to net cash provided by operations:
Depreciation and amortization		28,851		25,799
Profit / loss on sale of assets		107		—
Changes in assets and liabilities:
Accounts receivable		(850,967)		(83,456)
Prepaid expenses and other assets		(2,113)		172,540
Accounts payable		912,985		221,038
Accrued expenses		(198,697)		269,802
Other liabilities		(3,880)		(151,132)
Corporation tax		—		(46,621)
Net Cash (Used) Provided by Operating Activities		$197,276		$1,111,846

Cash Flows from Investing Activities:
Capital expenditures		(47,090)		(6,357)
Purchase of investments		(82,739)		—
Net Cash (Used) Provided by Investing Activities		$(129,829		$(6,357)

Cash Flows from Financing Activities:
Issue of ordinary shares		—		9,201
Amounts loaned to related parties		(155,320)
Dividends paid		(314,957)		(622,982)
Movement in bank overdraft		(293)		(22,257)
New bank loans		137,213
Net Cash (Used) Provided by Financing Activities		$(333,357)		$(636,036)

Net decrease in Cash		$(265,910)		$469,451

Cash at beginning of period		483,809)		14,479

Cash at end of period	$		$
Foreign exchange movement on retranslation of opening cash		(8,589)		(121)
Cash at end of the year		209,310		483,809

The notes are an integral part of these financial statements.

Strategy To Revenue Limited

Notes to the Financial Statements

1.  Description of Business

Nature of Business

Strategy to Revenue Limited (“STR”, “Company”) is a United Kingdom limited company which provides revenue enhancing services to large organizations through the improvement and mobilization of their sales operations.  The Company’s innovative multimedia sales effectiveness programmes, POWERsession®,  LINKEDlearning®, and ACTIONsession® are designed to support the execution of strategic business and marketing initiatives for large sales teams, bridging the gap between marketing and sales functions.  As a global sales effectiveness consultancy company, STR’s clients are industry leading, FORTUNE 500 companies with one common goal: the realization of efficient revenue growth. STR make this goal achievable by motivating, equipping and mobilizing global and large multi-regional sales teams through new learning processes incorporating new, unique software systems.

The Company is a major exporter with over 90% of revenues coming from sales in Germany and the USA.  The company has achieved great success growing rapidly and providing solutions to multi-national organisations with large business to business (B2B) sales forces.  Headquartered in the UK with an office in Atlanta, USA, STR sells and deliver products and services in mainland Europe, North America, the Middle East, South Africa and in the Asia Pacific region.  Europe in the company’s largest market followed closely by the USA.

STR’s success comes from their expert knowledge of sales and marketing best practice, understanding of how people learn, change and grow and the Company’s application of technology and media to create an effective learning experience.  In the past year the company won a number of global awards for innovation in sales development.

Subsequent Events

The Company has evaluated subsequent events through the date these consolidated financial statements were available to be issued, which was October 15, 2015.

2.  Summary of Significant Accounting Policies

Financial Statements

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Business Combinations

The Business Combinations Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose to investors and other users of the consolidated financial statements all of the information necessary to evaluate and understand the nature and financial effect of the business combination. Goodwill is recorded in a business combination to the extent the purchase price exceeds the estimated fair value of the net assets acquired.  If the estimated fair value of the net assets acquired is in excess of the purchase price, the difference results in a bargain purchase and the acquirer shall recognize the resulting gain in earnings on the acquisition date.

On October 1, 2014 the company acquired 100% of the share capital and voting rights of Accredit Limited in consideration of the issue of 17,640 ‘A’ shares and 5,880 ‘B’ shares by the Company and £2 cash. The acquisition was made in order to acquire certain employee know how and customer contracts.

The directors consider that the fair value of the assets acquired represents customer relationships. As such an intangible asset has been recognized in the balance sheet and is being amortized over the perceived life of the relationship of 4 years.

Following this acquisition certain trade and assets of Accredit Limited where hived-up to the Company at their net book value.

The following table summarizes the estimated fair values of the net assets acquired at the date of acquisition:

Employee know how and customer relationships	$82,590

Net assets acquired	$82,590

Previously, on October 1, 2008 the company acquired 100% of the share capital and voting rights of A.S.K Learning Limited for a consideration of $199,000 payable in cash. Control was obtained by acquiring 100% of the voting rights. The purpose of the acquisition was to acquire certain vendor numbers of A.S.K Learning Limited. The trade and assets were subsequently hived up to the company and A.S.K Learning Limited has not traded since the acquisition. The directors consider that there is no difference between the book value and the fair value of all the assets that were acquired in this business combination and therefore no goodwill has arising on acquisition.

The following table summarizes the estimated fair values of the net assets acquired at the date of acquisition:

Vendor numbers with key clients	$199,000

Net assets acquired	$199,000

Revenue Recognition

The Company recognizes revenue using the proportional performance method for revenues generated from its POWERsession®, Insight TV, instructor led training and professional services consultancy. Under this method revenue is recognized on an input based model based on time incurred as a measure of effort. For revenues due under Skill Build projects the revenue is recognized when the customer has accessed the online portal for the first session of their course. The Company believes access date is the most appropriate point in time indicating the completion of the earnings process as there are minimal ongoing administration obligations.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, bank overdraft, accounts receivable, accounts payable, accrued expenses, amounts due from related parties and current and long-term debt. The carrying amount of the debt securities approximates fair value since the interest rate approximates the market rate for debt securities with similar terms and risk characteristics. The carrying amount of all other financial instruments listed are considered to be representative of their respective fair values because of the short-term nature of those instruments.

The company uses forward exchange contracts to hedge its foreign exchange risk arising from normal trading. The directors have calculated the fair value of the outstanding forward exchange contracts at December 31, 2014 and 2013 and have made no adjustment for the gain or loss arising on these forward exchange contracts on the basis that they are not material.

Accounts Receivable and Allowance for Doubtful Accounts

The carrying amount of accounts receivable is reduced by a specific valuation allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. Management considers many factors in estimating the allowance, including historical data, experience, customer types, credit worthiness and economic trends. From time to time, the Company adjusts assumptions for anticipated changes in any of these or other factors expected to affect collectability. To the extent historical experience is not indicative of future performance or other assumptions used by management do not prevail, actual loss experience could differ significantly.

Plant and Equipment

Plant and equipment are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimates residual value over their expected useful lives on the following bases:

Computer equipment	50% reducing balance
Fixtures and fittings	25% reducing balance

Plant and equipment to be held and used are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of plant and equipment assets to determine whether any impairment has occurred. The Company has determined that there was no impairment at December 31, 2014 and 2013.

Intangible assets

Intangible assets represent customer contracts acquired during a business combination as detailed further in the accounting policy above. Intangible assets are being amortized over the perceived life of the customer relationship which his four years.

Investments

Investments held as fixed assets are shown at cost less provision for impairment. During the year ended December 31, 2014 the Company considered the valuation of the investments held in subsidiary companies and concluded that an impairment charge of $86,088 was required.

During the year ended December 31, 2014 the company acquired the share capital of Accredit Limited in consideration of the issue of 17,640 ‘A’ shares and 5,880 ‘B’ shares. Following this acquisition certain trade and assets of Accredit Limited where hived up to the Company. The directors consider that there is no difference between the book value and the fair value of the assets that were acquired.

Following the hive up of activities, the Company’s subsidiaries have ceased trading. The Company has therefore not prepared consolidated financial statements on the basis of the immateriality of non-trading subsidiary entities.

Foreign Currency Matters

The Company’s functional currency is Pounds Sterling. Assets and liabilities are translated using the exchange rate at the balance sheet date. Income and expense accounts are translated at average exchange rates prevailing during the periods. Cumulative unrealized translation gains and losses are reflected as a separate component of comprehensive income/(loss) and accumulated other comprehensive income/(loss). Unrealized translation gains/losses for the year ended December 31, 2014 were ($22,165) and for the year ended December 31, 2013 were ($8,681).

Income Taxes

Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in tax laws or rates. The effect on deferred income tax assets and liabilities of a change in tax rates will be recognized as income or expense in the period that includes the enactment date.

The Company accounts for uncertainty in the amount of income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must more likely than not be sustained upon examination by the taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

The Company evaluated its tax positions as of December 31, 2014 and had a liability of $0 recorded as of December 31, 2014 for uncertain tax positions. The Company does not currently expect any significant changes to unrecognized tax benefits during the year ending December 31, 2015. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.

Research and Development Expenditure

Expenses incurred in respect of research and expenditure are written off to the income statement as they are incurred. Research and development expenditure written off amounted to $79,064 and $57,986 for the years ended December 31, 2014 and 2013, respectively.

Advertising Expenditure

Expenses incurred in respect of advertising and marketing are written off to the income statement as they are incurred. Advertising and marketing expenditure written off amounted to $5,995 and $18,878 for the years ended December 31, 2014 and 2013, respectively.

Concentrations

The Company extends credit to its customers based upon an evaluation of the customers’ financial condition and credit history and generally does not require collateral. Credit losses are provided for in the financial statements and consistently have been within management’s expectations. The Company’s payment terms are generally between 30 and 60 days. The Company has not experienced significant write-offs associated with these programs.

The Company’s sales are primarily to customers located outside of the United Kingdom. All sales are transacted primarily in Euros and US Dollars.

As of and for the year ended December 31, 2014, three customers aggregated approximately 100% and 96% of gross accounts receivable and gross sales, respectively. As of and for the year ended December 31, 2013, three customers aggregated approximately 96% and 94% of gross accounts receivable and gross sales, respectively.

As of and for the year ended December 31, 2014, three suppliers aggregated approximately 32% and 48% of gross accounts payable and purchases, respectively. As of and for the year ended December 31, 2013, three suppliers aggregated approximately 42% and 32% of gross accounts payable and purchases, respectively.

Comprehensive Income

The company presents comprehensive income in a single statement of comprehensive income in accordance with ASC 220, “Comprehensive Income” (“ASC 220”). Comprehensive income includes, in addition to net income, foreign currency translation adjustments.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Purchase of Stock

During the years ended December 31, 2014 and 2013 the Company repurchased shares. These transactions are considered to have taken place at market value and have been accounted for as a deduction from Members Equity.

Stock options

The company has certain stock options in issue. All options have a contractual life of 10 years and are exercisable on the event of a sale. The entity uses the Black Scholes model to calculate the fair value of the options. In the opinion of the directors the charge for share options to be made to the income statements for the years ended December 31, 2014 and 2013 was immaterial and therefore has not been accounted for in the income statements. At the year ended December 31, 2014 the following options were in issue and none had been exercised and no options had fully vested:

Option grant date	Options at start of year	Options granted	Options at end of year	Fair value	Weighted average life remaining
November 2013	29,410	—	29,410	$0.95	8.9 years
October 2014	—	23,529	23,529	$0.98	9.75 years
Total	29,410	23,529	52,939		9.3 years

3.  Property and Equipment, Net

Property and equipment comprises the following:

December 31,	2014	2013
Fixtures and fittings	$93,032	$70,380
Computer equipment	91,637	77,589
Total	184,679	147,969
Less: accumulated depreciation	(121,000)	(101,050)
	$63,679	$46,919

Depreciation expense was $25,799 and $25,199 for the years ended December 31, 2014 and 2013, respectively.

4.  Intangible Assets

Intangible assets comprises the following

December 31,	2014	2013
Customer relationships	$86,088	$—
Total	86,088	—
Less: accumulated depreciation	(5,380)	(—)
	$80,708	$—

5.  Income Taxes

Income tax expense is comprised of the following:

Years ended December 31,	2014	2013
Current
U.K. Corporation Tax	$—	$(28,797)

Deferred
U.K. Deferred Tax	(11,605)	(3,443)

Total income tax expense	$(11,605)	$(32,240)

Income taxes at the statutory rate differ from the provision for income taxes primarily as a result of certain expenses not deductible for tax purposes.

Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of deferred income tax assets and liabilities are as follows:

December 31,	2014	2013
Deferred tax liabilities:
Plant and equipment	$9,652	$9,733
Deferred tax liabilities	$9,652	$9,733

Deferred tax asset:
Trading losses carried forward	$11,707
Deferred tax assets	$11,707

The Company reviews its deferred tax assets for realization based upon historical taxable income, prudent and feasible tax planning strategies, the expected timing of the reversals of existing temporary differences and expected future taxable income.

6.  Employee Benefit Plans

The Company maintains a defined contribution pension fund for certain eligible employees, which provides for matching and discretionary contributions by the Company. Employees are also allowed to defer and contribute a portion of their compensation to their respective plan. Total plan expense was approximately $80,315 for the year ended December 31, 2014 and was approximately $48,993 for the year ended December 31, 2013.

7.  Related Party Transactions

During the year the directors received dividends of $304,603 (2013: $651,276) by virtue of their shareholdings.  In addition, the spouse of one director received dividends of $Nil (2013: $5,359).

Included in the balance sheets are loans from R Jones of $755 (2013: $801), M J Dean $367 (2013: $389), M Downes $367 (2013: $389) and P Weston $755 (2013: $801). All of these individuals are directors of the Company.

At the balance sheet date the company owed $29,133 (2013: $30,927) to A.S.K. Learning Limited and was owed $155,320 by Accredit Limited, both wholly owned subsidiaries of the company. Both of these amounts are repayable on demand and attract no interest.

There was no impact on the income statement arising from the above noted transactions in the years ended December 31, 2014 or 2013. The balance due from Accredit Limited arose following the acquisition of the share capital of that entity during the year ended December 31, 2014 and the immediate hive up of that entities trade and assets into the Company.

8.  Commitments and Contingencies

Leases

The Company rents office space under long-term leases. The long-term lease for space contains provisions for increased rentals based on increases in real estate taxes and operating expenses. The Company recognizes rent expense on a straight line basis. Future minimum lease payments under non-cancelable operating leases with terms of one year or more comprise the following:

Years ending December 31,
2015	$52,449
2016	53,352
2017	36,981
Total minimum lease payments	$142,782

Rent expense was $65,126 and $50,008 for the years ended December 31, 2014 and 2013, respectively.

9.  General Features of Debt

The Company has a bank loan due for repayment in monthly installments. The final installment is due in 2019 and repayments of $3,016 are made monthly. Interest is charged at 5.5% and the loan is secured against the assets of the company. In addition a cross corporate guarantee is in place to secure the loan against the assets of the company’s subsidiaries. A further personal guarantee of GBP250,000 has been given by the directors.

The loan is subject to certain financial covenants tested on an annual basis.

All other debt instruments are repayable on demand.

Strategy To Revenue Limited

Unaudited Consolidated Financial Statements

As of September 30, 2015 and for the nine month Period Ended September 30, 2015.

Contents

Independent Auditor’s Review Report	18 - 19

Financial Statements

Consolidated Balance Sheets	20 - 21

Consolidated Statements of Income	22

Statements of Member’s Equity	23

Consolidated Statements of Cash Flows	24

Notes to the Consolidated Financial Statements	25 - 31

Strategy To Revenue Limited

Independent Auditor’s Review Report

Independent Accountant’s Report

Board of Directors

Strategy To Revenue Limited

We have reviewed the management financial information for the nine months ended 30 September 2015 (see unaudited accounts).

Respective responsibilities of directors and auditors

The interim report, including the financial information contained therein, is the responsibility of, and has been approved by, the directors. The directors are responsible for preparing the management information in accordance with the company’s accounting policies.

Scope of review

Our review was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on the management financial information for the nine months ended 30 September 2015. Accordingly, we do not express such an opinion.

Matters arising from our review

The following matters have arisen from our review of the Management Information; appendix 1 details the adjustments made to the figures:

—	Opening balances: the opening balances agree to the previously reported management information for 31 December 2014 following the audit of the 2012, 2013 and 2014 numbers.

—	The management information does not correspond with the prescribed disclosure formats under US interim reporting guidelines.

—

Management has assumed that the no goodwill has arisen from the Channel Compass acquisition with the entire intangible balance relating to customer relationships. We will review the basis of this assumption as part of the year-end audit. The tax applied for deferred tax purposes is the UK rate on the assumption that the revenue generated for taxable purposes will arise in the UK.

—	2015 Q3 Channel Compass Consolidation: The following assumptions have been made in terms of the consolidation of Channel Compass for the consolidation of the company and the accounts;

•	No dividends paid after acquisition by STR

•	Pro rated profit for the 10.5 months

•	Assumed that all sales revenue eliminates on consolidation against commissions and is based on the nature of the company

•	Intercompany balance as at 30 September based on STR sage and has been eliminated on consolidation

•	Estimated that at 30 September $10k liabilities (credit card etc) in line with October and December 14

•	Balance on the 30 September Channel Compass figures put to cash $2k

Strategy To Revenue Limited

Independent Auditor’s Review Report

Conclusion

Based on our review, subject to the matters discussed above, nothing has come to our attention that causes us to believe that the management financial information in the unaudited accounts is not presented, in all material respects, in conformity with the company’s accounting policies.

Mazars LLP

Chartered Accountants

Tower Bridge House,

St Katharine’s Way,

London E1W 1DD

December 3, 2015

Strategy To Revenue Limited

Unaudited Consolidated Balance Sheet

September 30,	2015

Assets

Current assets

Cash	$385,363
Accounts receivable (net of allowances of $0)	605,269
Prepaid expenses and other current assets	103,319
Deferred tax asset	11,445

Total current assets	1,105,396

Due from related parties	—

Intangible assets	780,030

Plant and equipment, net	83,277

Total assets	$1,968,703

See accompanying notes to financial statements.

Strategy To Revenue Limited

Unaudited Consolidated Balance Sheet

September 30,	2015

Liabilities and Member’s Equity

Current liabilities

Accounts payable	$223,601
Accrued expenses	277,969
Other liabilities	649,329
Other loan	29,173
Due to related parties	28,423

Total current liabilities	1,208,495

Other loans due > 1 year	83,930
Provision for deferred tax	125,289

Total liabilities	1,417,714

Member’s Equity
‘A’ Ordinary - £0.10 par value - shares issued 731,648. Authorized shares 952,000	115,679
‘B’ Ordinary - £0.10 par value - shares issued 280,108. Authorized shares 48,000	44,336
Share premium	335,719
Retained earnings	96,423
Accumulated other comprehensive (loss)/	(41,168)

Total member’s equity	550,989

Total liabilities and member’s equity	$1,968,703

See accompanying notes to financial statements.

Strategy To Revenue Limited

Unaudited Consolidated Statement of Comprehensive Income

Nine month Period ended September 30,	2015

Revenues, net	$3,376,634

Cost of sales	(1,279,923)

Gross profit	2,096,711

Selling, general and administrative expenses	(1,977,804)

Total operating expenses	(1,977,804)

Interest received	—
Interest paid	(5,682)

Income from operations before income taxes	113,225

Income tax expense	2,361

Net income	$115,586

Other comprehensive income

Foreign currency translation adjustment	$(34,800)

Total comprehensive income	$80,786

See accompanying notes to financial statements.

Strategy To Revenue Limited

Unaudited Statement of Members Equity

	Ordinary Share Capital		Share	Accumulated Other Comprehensive Income - Foreign Currency	Retained	Members
	Units	Amount	Premium	Adjustments	Earnings	Equity

Balance, January 1, 2015	988,226	$156,245	—	$(6,368)	$207,918	$357,795

Net income	—	—	—	—	115,586	115,586
Dividend: Equity capital	—	—	—	—	(211,949)	(211,949)
Foreign currency translation adjustment	—	—	—	(34,800)	—	(34,800)

Issue of Ordinary shares	58,824	9,177	335,719	—	—	344,896
Purchase of Ordinary shares	(35,294)	(5,407)	—	—	(15,132)	(20,539)

Balance, September 30, 2015	1,011,756	$160,015	335,719	$(41,168)	$96,423	$550,989

See accompanying notes to financial statements.

Strategy To Revenue Limited

Unaudited Statement of Cash Flows

9 month Period ended September 30,	2015

Cash flows from operating activities:
Net income	$115,586
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,875
Taxation	(2,361)
Change in operating assets and liabilities:
Accounts receivable	1,090,028
Prepaid expenses and other assets	358
Accounts payable	(1,212,452)
Accrued expenses	120,760
Other liabilities	169,628

Net cash provided by operating activities	333,423

Cash flows from investing activities:
Cash acquired on acquisition of Channel Compass	2,069
Capital expenditures	(45,036)

Net cash used in investing activities	(42,967)

Cash flows from financing activities:
Purchase of ordinary shares	(28,113)
Amounts repaid by related parties	151,530
Dividends paid	(211,949)
Repayment of bank loans	(20,762)

Net cash provided by financing activities	(109,294)

Net increase in cash	181,162

Cash, beginning of period	209,310
Foreign exchange movement on retranslation of opening cash	(5,109)
Cash, end of period	$385,363

Supplemental disclosures of cash flow information:
Cash paid/(repaid) during the period for:
Income taxes	$—
Interest	$5,682

See accompanying notes to financial statements

Strategy To Revenue Limited

Notes to Unaudited Consolidated Financial Statements

1.    Description of Business

Nature of Business

Strategy to Revenue Limited (“STR”, “Company”) is a United Kingdom limited company which provides revenue enhancing services to large organizations through the improvement and mobilization of their sales operations.  The Company’s innovative multimedia sales effectiveness programmes, POWERsession®,  LINKEDlearning®, and ACTIONsession® are designed to support the execution of strategic business and marketing initiatives for large sales teams, bridging the gap between marketing and sales functions.  As a global sales effectiveness consultancy company, STR’s clients are industry leading, FORTUNE 500 companies with one common goal: the realization of efficient revenue growth. STR make this goal achievable by motivating, equipping and mobilizing global and large multi-regional sales teams through new learning processes incorporating new, unique software systems.

The Company is a major exporter with over 90% of revenues coming from sales in Germany and the USA.  The company has achieved great success growing rapidly and providing solutions to multi-national organisations with large business to business (B2B) sales forces.  Headquartered in the UK with an office in Atlanta, USA, STR sells and deliver products and services in mainland Europe, North America, the Middle East, South Africa and in the Asia Pacific region.  Europe in the company’s largest market followed closely by the USA.

STR’s success comes from their expert knowledge of sales and marketing best practice, understanding of how people learn, change and grow and the Company’s application of technology and media to create an effective learning experience.  In the past year the company won a number of global awards for innovation in sales development.

Subsequent Events

The Company has evaluated subsequent events through the date these consolidated interim financial statements were available to be issued, which was December 3, 2015.

2.    Summary of Significant Accounting Policies

Financial Statements

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Business Combinations

The Business Combinations Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose to investors and other users of the consolidated financial statements all of the information necessary to evaluate and understand the nature and financial effect of the business combination. Goodwill is recorded in a business combination to the extent the purchase price exceeds the estimated fair value of the net assets acquired.  If the estimated fair value of the net assets acquired is in excess of the purchase price, the difference results in a bargain purchase and the acquirer shall recognize the resulting gain in earnings on the acquisition date.

On August 1, 2015 the company acquired 100% of the share capital and voting rights of Channel Compass, Inc in consideration of the issue of 58,824 ‘B’’ shares by the Company and additional shares to be issued upon certain milestones, notably the acquisition of the company by another entity.

The directors consider that the fair value of the assets acquired represents customer relationships. As such an intangible asset has been recognized in the balance sheet and is being amortized over the perceived life of the relationship of 10 years.

Strategy To Revenue Limited

Notes to Unaudited Consolidated Financial Statements

The following table summarizes the estimated fair values of the net assets acquired at the date of acquisition:

Customer relationships and contacts	$728,844

Net assets acquired	$728,844

On October 1, 2014 the company acquired 100% of the share capital and voting rights of Accredit Limited in consideration of the issue of 17,640 ‘A’ shares and 5,880 ‘B’ shares by the Company and £2 cash. The acquisition was made in order to acquire certain employee know how and customer contracts.

The directors consider that the fair value of the assets acquired represents customer relationships. As such an intangible asset has been recognized in the balance sheet and is being amortized over the perceived life of the relationship of 4 years.

Following this acquisition certain trade and assets of Accredit Limited where hived-up to the Company at their net book value.

The following table summarizes the estimated fair values of the net assets acquired at the date of acquisition:

Employee know how and customer relationships	$82,590

Net assets acquired	$82,590

Previously, on October 1, 2008 the company acquired 100% of the share capital and voting rights of A.S.K Learning Limited for a consideration of $199,000 payable in cash. Control was obtained by acquiring 100% of the voting rights. The purpose of the acquisition was to acquire certain vendor numbers of A.S.K Learning Limited. The trade and assets were subsequently hived up to the company and A.S.K Learning Limited has not traded since the acquisition. The directors consider that there is no difference between the book value and the fair value of all the assets that were acquired in this business combination and therefore no goodwill has arising on acquisition.

The following table summarizes the estimated fair values of the net assets acquired at the date of acquisition:

Vendor numbers with key clients	$199,000

Net assets acquired	$199,000

Revenue Recognition

The Company recognizes revenue using the proportional performance method for revenues generated from its POWERsession®, Insight TV, instructor led training and professional services consultancy. Under this method revenue is recognized on an input based model based on time incurred as a measure of effort. For revenues due under Skill Build projects the revenue is recognized when the customer has accessed the online portal for the first session of their course. The Company believes access date is the most appropriate point in time indicating the completion of the earnings process as there are minimal ongoing administration obligations.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, bank overdraft, accounts receivable, accounts payable, accrued expenses, amounts due from related parties and current and long-term debt. The carrying amount of the debt securities approximates fair value since the interest rate approximates the market rate for debt securities with similar terms and risk characteristics. The carrying amount of all other financial instruments listed are considered to be representative of their respective fair values because of the short-term nature of those instruments.

Strategy To Revenue Limited

Notes to Unaudited Consolidated Financial Statements

The company uses forward exchange contracts to hedge its foreign exchange risk arising from normal trading. The directors have calculated the fair value of the outstanding forward exchange contracts at September 30, 2015 and have made no adjustment for the gain or loss arising on these forward exchange contracts on the basis that they are not material.

Accounts Receivable and Allowance for Doubtful Accounts

The carrying amount of accounts receivable is reduced by a specific valuation allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. Management considers many factors in estimating the allowance, including historical data, experience, customer types, credit worthiness and economic trends. From time to time, the Company adjusts assumptions for anticipated changes in any of these or other factors expected to affect collectability. To the extent historical experience is not indicative of future performance or other assumptions used by management do not prevail, actual loss experience could differ significantly.

Plant and Equipment

Plant and equipment are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimates residual value over their expected useful lives on the following bases:

Computer equipment	50% reducing balance
Fixtures and fittings	25% reducing balance

Plant and equipment to be held and used are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of plant and equipment assets to determine whether any impairment has occurred. The Company has determined that there was no impairment at September 30, 2015.

Intangible assets

Intangible assets represent customer contracts acquired during a business combination as detailed further in the accounting policy above. Intangible assets are being amortized over the perceived life of the customer relationship which is ten and four years depending on the perceived life.

Investments

Investments held as fixed assets are shown at cost less provision for impairment. During the period ended September 30, 2015 the Company considered the valuation of the investments held in subsidiary companies and concluded that an impairment charge of $0 was required.

During the year ended December 31, 2014 the company acquired the share capital of Accredit Limited in consideration of the issue of 17,640 ‘A’ shares and 5,880 ‘B’ shares. Following this acquisition certain trade and assets of Accredit Limited where hived up to the Company. The directors consider that there is no difference between the book value and the fair value of the assets that were acquired.

Following the hive up of activities the company’s subsidiaries have ceased trading. The company has therefore consolidated the non trading subsidiaries on the basis of that they are not material. The company has consolidated the results of Channel Compass, Inc from the date of acquisition.

Foreign Currency Matters

The Company’s functional currency is Pounds Sterling. Assets and liabilities are translated using the exchange rate at the balance sheet date. Income and expense accounts are translated at average exchange rates prevailing during the periods. Cumulative unrealized translation gains and losses are reflected as a separate component of comprehensive income and accumulated other comprehensive income. Unrealized translation losses for the 9 month period ended September 30, 2015 were ($34,621).

Strategy To Revenue Limited

Notes to Unaudited Consolidated Financial Statements

Income Taxes

Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in tax laws or rates. The effect on deferred income tax assets and liabilities of a change in tax rates will be recognized as income or expense in the period that includes the enactment date.

The Company accounts for uncertainty in the amount of income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must more likely than not be sustained upon examination by the taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

The Company evaluated its tax positions as of September 30, 2015 and had a liability of $0 recorded as of September 30, 2015 for uncertain tax positions. The Company does not currently expect any significant changes to unrecognized tax benefits during the year ending December 31, 2015. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.

Research and Development Expenditure

Expenses incurred in respect of research and expenditure are written off to the income statement as they are incurred. Research and development expenditure written off amounted to $42,257 for the period ended September 30, 2015.

Advertising Expenditure

Expenses incurred in respect of advertising and marketing are written off to the income statement as they are incurred. Advertising and marketing expenditure written off amounted to $46,930 for the period ended September 30, 2015.

Concentrations

The Company extends credit to its customers based upon an evaluation of the customers’ financial condition and credit history and generally does not require collateral. Credit losses are provided for in the financial statements and consistently have been within management’s expectations. The Company’s payment terms are generally between 30 and 60 days. The Company has not experienced significant write-offs associated with these programs.

The Company’s sales are primarily to customers located outside of the United Kingdom. All sales are transacted primarily in Euros and US Dollars.

As of and for the period ended September 30, 2015, three customers aggregated approximately 82% and 66% of gross accounts receivable and gross sales, respectively.

As of and for the period ended September 30, 2015, three suppliers aggregated approximately 26% and 34% of gross accounts payable and purchases, respectively.

Comprehensive Income

The company presents comprehensive income in a single statement of comprehensive income in accordance with ASC 220, “Comprehensive Income” (“ASC 220”). Comprehensive income includes, in addition to net income, foreign currency translation adjustments.

Strategy To Revenue Limited

Notes to Unaudited Consolidated Financial Statements

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Purchase of Stock

During the period ended September 30, 2015 the Company repurchased shares. These transactions are considered to have taken place at market value and have been accounted for as a deduction from Members Equity.

Stock options

The company has certain stock options in issue. All options have a contractual life of 10 years and are exercisable on the event of a sale. The entity uses the Black Scholes model to calculate the fair value of the options. In the opinion of the directors the charge for share options to be made to the income statement for the period ended September 30, 2015 was immaterial and therefore has not been accounted for in the income statements. At September 30, 2015 the following options were in issue and none had been exercised and no options had fully vested:

Option grant date	Options at start of period	Options granted	Options at end of period	Fair value	Weighted average life remaining
November 2013	29,410	—	29,410	$0.95	8.2 years
October 2014	23,529	—	23,529	$0.98	9.0 years
Total	52,939	—	52,939		8.6 years

3.    Property and Equipment, Net

Property and equipment comprises the following:

September 30,	2015
Fixtures and fittings	$116,456
Computer equipment	108,743
Total	225,199
Less: accumulated depreciation	(141,922)
$83,277

Depreciation expense was $24,148 for the period ended September 30, 2015.

4.    Intangible Assets

Intangible assets comprises the following

September 30,	2015
Customer relationships	$813,136
Total	813,136
Less: accumulated depreciation	(33,106)
$780,030

Strategy To Revenue Limited

Notes to Unaudited Consolidated Financial Statements

5.    Income Taxes

Income tax expense is comprised of the following:

Period ended September 30,	2015
Current
U.K. Corporation Tax	$—

Deferred
U.K. Deferred Tax	2,361

Total income tax expense	$2,361

Income taxes at the statutory rate differ from the provision for income taxes primarily as a result of certain expenses not deductible for tax purposes.

Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of deferred income tax assets and liabilities are as follows:

September 30,	2015
Deferred tax liabilities:
Arising from business combinations	115,849
Plant and equipment	$9,440
Deferred tax liabilities	$125,289

September 30,	2015
Deferred tax asset:
Trading losses carried forward	$11,445
Net deferred tax assets	$11,445

The Company reviews its deferred tax assets for realization based upon historical taxable income, prudent and feasible tax planning strategies, the expected timing of the reversals of existing temporary differences and expected future taxable income.

6.    Employee Benefit Plans

The Company maintains a defined contribution pension fund for certain eligible employees, which provides for matching and discretionary contributions by the Company. Employees are also allowed to defer and contribute a portion of their compensation to their respective plan. Total plan expense was approximately $75,998 for the period ended September 30, 2015.

Strategy To Revenue Limited

Notes to Unaudited Consolidated Financial Statements

7.    Related Party Transactions

During the period the directors received dividends of $211,949 by virtue of their shareholdings.

Included in the balance sheets are loans from R Jones of $736, M J Dean $357, M Downes $357 and P Weston $736. All of these individuals are directors of the Company.

At the balance sheet date the company owed $28,423 to A.S.K. Learning Limited and was owed $- by Accredit Limited, both wholly owned subsidiaries of the company. Both of these amounts are repayable on demand and attract no interest.

There was no impact on the income statement arising from the above noted transactions in the period ended September 30, 2015. The balance due from Accredit Limited arose following the acquisition of the share capital of that entity during the year ended December 31, 2014 and the immediate hive up of that entities trade and assets into the Company.

8.    Commitments and Contingencies

Leases

The Company rents office space under long-term leases. The long-term lease for space contains provisions for increased rentals based on increases in real estate taxes and operating expenses. The Company recognizes rent expense on a straight line basis. Future minimum lease payments under non-cancelable operating leases with terms of one year or more comprise the following:

Years ending September 30,
2016	$53,352
2017	36,981
Total minimum lease payments	$90,333

Rent expense was $62,991 for the period ended September 30, 2015.

9.    General Features of Debt

The company has a bank loan due for repayment in monthly installments. The final installment is due in 2019 and repayments of $3,016 are made monthly. Interest is charged at 5.5% over the base rate of 0.5% and the loan is secured against the assets of the company. In addition a cross corporate guarantee is in place to secure the loan against the assets of the company’s subsidiaries. A further personal guarantee of GBP250,000 has been given by the directors.

The loan is subject to certain financial covenants tested on an annual basis.

All other debt instruments are repayable on demand.

b. Pro Forma Financial Information

Following the STR Inc. acquisition that took place on October 15, 2015, the financial results of STR Inc. are consolidated with those of AlphaPoint Technology Inc., and will be reported to shareholders in future filings. To allow shareholders visibility of the effect the acquisition might have if it had taken place on January 1, 2015, as follows, are Pro Forma financial income statements for the nine complete months preceding the acquisition date, assuming a consolidation had taken place on January 1, 2015. Also, there is a Pro Forma for the acquisition effect on the twelve months to ending December 2014, assuming the acquisition had taken place on January 1, 2014. Accompanying the Pro Forma income statements are notes detailing the Pro Forma adjustments.

AlphaPoint Technology Inc.

Pro Forma Consolidated Income Statement

December 31, 2014

(Unaudited)

	Historical
	Strategy To
	Revenue	AlphaPoint	Pro Form
	Limited	Technology	Adjustments	Ref	Combined

Revenue	$3,755,532	$35,141			$3,790,673
Cost of Goods Sold	(1,662,899)	—			(1,662,899)
Gross Profit	2,092,633	35,141			2,127,774

Operating expenses:
General and administrative	1,758,280	124,840			1,883,120
Depreciation and amortization	28,851	32,078	669,000	1	729,929
Total operating expenses	1,787,131	156,918			2,613,049

Net loss for operations	305,502	(121,777)			(485,275)

Other income (expenses)
Other Income	—	—			—
Interest expenses	(6,117)	(19,615)	(36,000)	2	(61,732)
Income taxes	11,605	—			11,605
Total Other Expense	5,488	(19,615)			(50,127)

Net Gain (loss)	$310,990	$(141,392)			$(535,402)

Other comprehensive income (loss)
Foreign currency translation adjustment	(24,908)	—			(24,908)
Total comprehensive income	$286,082	$(141,392)	(705,000)		$(560,310)

Earnings (loss) per share,
Basic and diluted	$	$			$(0.00)

Weighted average shares outstanding basic and dilutive					120,926,265

AlphaPoint Technology Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2015

(Unaudited)

	Historical
	Strategy To
	Revenue	AlphaPoint	Pro Form
	Limited	Technology	Adjustments	Ref	Combined

ASSETS

Current assets
Cash and Cash Equivalents	$385,363	$3,077			$388,440
Accounts Receivable	605,269	6,313			611,582
Prepaid expenses and other current assets	103,319	—			103,319
Deferred tax asset	11,445	—			11,445
Total Current Assets	$1,105,396	$9,390			$1,114,786

Property and equipment, net of accumulated amortization of $141,922	83,278	—			83,278
Intangible assets	780,030	—	2,723,570		3,503,600
Goodwill			2,425,920		2,425,920
	$863,307	$—	5,149,490	1	$6,012,797

Other Assets
Notes Receivable - Related Parties	—	—			—
Total Other Assets	$—	$—			$—

Total Assets	$1,968,703	$9,390			$7,127,583

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$223,601	$41,047			$264,648
Note Payable - Related Parties	28,423	1,173,428			1,201,851
Accrued Expenses	277,969	88,973			366,942
Deferred Revenue	—	10,619			10,619
Other Loan	29,173	—			29,173
Other Current Liabilities	649,329	—			649,329
Total Current Liabilities	$1,208,495	$1,314,067			$2,522,562

Long-Term Liabilities
Notes Payable	$83,930	$—			$983,930
Notes Payable - Related Parties			900,000
Provision for deferred tax	125,289	—			125,289
Stock Contingency	—	10,000			10,000
Total Long Term Liabilities	$209,219	$10,000	900,000	2	$1,119,219

Total Liabilities	$1,417,714	$1,324,067			$3,641,781

Stockholders’ Equity (deficit)
Common Stock, 500,000,000 shares authorized, $.01 par value, 58,450,000 shares issued and outstanding, respectively	—	584,500	581,633	3	1,166,133
Additional paid in capital	—	328,000	4,218,846		4,546,846
A Ordinary, 952,000 shares authorized, £0.10 par value, 731,648 shares issued and outstanding respectively	115,679	—	(115,679)		—
B Ordinary, 48,000 shares authorized, £0.10 par value, 221,284 shares issued and outstanding respectively	44,336	—	(44,336)		—
C Ordinary, 176,471 shares authorized, £0.10 par value, 0 shares issued and outstanding	—	—			—
Share Premium	335,719	—	(335,719)		—
Retained Earnings	96,423	(2,227,177)	(96,423)		(2,227,177)
Accumulated other comprehensive income (loss)	(41,168)	—	41,168		—
Total Stockholders’ Equity	550,989	(1,314,677)	4,249,490		3,485,802

Total Liabilities and Stockholders’ Equity	$1,968,703	$9,390			$7,127,583

AlphaPoint Technology Inc.

Pro Forma Consolidated Income Statement

September 30, 2015

(Unaudited)

	Historical
	Strategy To
	Revenue	AlphaPoint	Pro Form
	Limited	Technology	Adjustments	Ref	Combined

Revenue	$3,376,634	$20,925			$3,397,559
Cost of Goods Sold	(1,279,923)	—			(1,279,923)
Gross Profit	2,096,711	20,925			2,117,636

Operating expenses:
General and administrative	1,953,656	139,585			2,093,241
Depreciation and amortization	24,148	10,000	$502,000	1	(467,852)
Total operating expenses	1,977,804	149,585			1,625,389

Net loss for operations	118,907	(128,660)			492,247

Other income (expenses)
Other Income	—	—			—
Interest expenses	(5,682)	(13,626)	$(27,000)	2	(46,308)
Income taxes	2,361	—			2,361
Total Other Expense	(3,321)	(13,626)			(43,947)

Net Gain (loss)	$115,586	$(142,286)			$448,300

Other comprehensive income (loss)
Foreign currency translation adjustment	(34,800)	—			(34,800)
Total comprehensive income	$80,786	$(142,286)	$(529,000)		$(590,500)

Earnings (loss) per share,
Basic and diluted	$	$			(0.00)

Weighted average shares outstanding basic and dilutive					164,628,989

Consolidated Income Statement as of December 31, 2014

1.	As applied to the pro forma Income Statement for the twelve months ended December 31, 2015, the amortization of intangibles totals $669,000.

The estimated lives on which the amortization has been based are as follows,

Years
Trademarks	10
Internet domain name	10
Revenue acceleration platforms	5
Advertising and supply service contracts	5
Customers list and relationships	5

2.	Note Payable to related parties of $900,000 bearing interest of 4% per year. The adjustment refers to twelve months interest.

Consolidated Balance Sheet as of September 30, 2015

1.

The fair value of the financial and tangible fixed assets acquired, as reflected in the September 30, 2015, totaled $1,249,594, and the liabilities assumed and consideration tendered totaled $7,179,114, which results in a sum of $5,929,520 of which $3,503,600 has been allocated to specific intangibles and the balance of $2,425,920 is unallocated goodwill. In addition, the STR Inc. intangible assets totaling $780,030 was eliminated due to the acquisition.

2.

Management received a qualified valuation to assess the value of STR. The amount of $6,130,000 was reviewed with and agreed by management as representing a fair value of the business and was paid for by way of the issuance to the STR shareholders of ordinary shares 58,163,265, valued at $5,230,000 and acceptance of a Note Payable to the STR shareholders of $900,000 with $450,000 due by December 31, 2016 and the balance by December 31, 2017.

3.	58,163,265 shares issued at par value of $.01 as part of the acquisition for consideration.

Consolidated Income Statement as of September 30, 2015

1.	As applied to the pro forma Income Statement for the nine months ended September 30, 2015, the amortization of intangibles totals $502,000.

The estimated lives on which the amortization has been based are as follows,

Years
Trademarks	10
Internet domain name	10
Revenue acceleration platforms	5
Advertising and supply service contracts	5
Customers list and relationships	5

2.	Note Payable to related parties of $900,000 bearing interest of 4% per year. The adjustment refers to nine months interest.

c. Not Applicable

d. Exhibits

NUMBER	EXHIBIT

99

PRESS RELEASE: AlphaPoint Technology, Inc. (OTCBB APPO) acquires Strategy To Revenue, Limited ;Strengthens Revenue Acceleration Platform. Filed on October 15, 2015 as Exhibit 99 to the issuer’s Report on Form 8-K for the events of October 15, 2015 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: December 17, 2015	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer